STATE OF FLORIDA
                                  [LETTERHEAD]
                              DEPARTMENT OF STATE


I certify that the attached is a true and correct copy of the Articles of Incorporation of HOTELVIEW CORPORATION, a Florida corporation, filed on September 15, 1993, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H93000007417. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P93000035279.



                              Given under my hand and the
                              Great Seal of the State of Florida,
                              at Tallahassee, the Capital, this the
                              Fifteenth day of September, 1993

Authentication code:  193A00131614-091593-P93000064158-1/1




[left hand corner]
GREAT SEAL OF THE
STATE OF FLORIDA
IN GOD WE TRUST
                                                  /s/ JIM SMITH
                                                  --------------------------
                                                  Jim Smith
                                                  Secretary of State

                            ARTICLES OF INCORPORATION

                                       OF

                             VISUAL DATA CORPORATION

The undersigned of full age, for the purpose of forming a corporation under the provisions of Chapter 607 of Florida Statutes, and laws amendatory thereof and supplemental thereto, hereby adopts the following Articles of Incorporation.

                                ARTICLE I - NAME

The name of this corporation is Visual Data Corporation. The principal address of the corporation is 1650 South Dixie Highway, Boca Raton, Florida 33432.

                              ARTICLE II - PURPOSE

The purpose of this Corporation is to engage in any business or activity permitted under the laws of the United States and the State of Florida.

                             ARTICLE III - DURATION

The period of existence of this corporation is perpetual.

                           ARTICLE IV - CAPITAL STOCK

The maximum number of shares which this Corporation is authorized to issue is One Million (1,000,000) shares of Common Stock having a par value of $.001 each.

                 ARTICLE V - INITIAL REGISTERED OFFICE AND AGENT

The initial registered office of this Corporation shall be located at 1650 South Dixie Highway, Boca Raton, FL 33432. The initial agent of this corporation at such office shall be Randy S. Selman who upon accepting this designation agrees to comply with the provisions of Section 48.091, Florida Statutes, as amended from time to time, with respect to keeping an office open for service of process.

                                   GAYLE E. COLEMAN, ESQ. - FL BAR #857327
                                   Atlas, Pearlman & Trop, P.A.
                                   70 S.E. Third Avenue
                                   Suite 300
                                   Fort Lauderdale, FL   33316
                                   (305) 463-3173

                     ARTICLE VI - INITIAL BOARD OF DIRECTORS

The initial Board of Directors shall consist of three (3) members. The number of directors may be increased or decreased from time to time as provided in the Bylaws, but in no case shall the number of directors be less than two (2). The names and addresses of the directors constituting the initial Board of Directors are:

               NAME                                ADDRESS

        Randy S. Selman                     1650 South Dixie Highway
                                            Boca Raton, FL  33432

        Alan Saperstein                     1650 South Dixie Highway
                                            Boca Raton, FL  33432

                           ARTICLE VII - INCORPORATOR

The name and address of the person signing these Articles of Incorporation is:

        Randy S. Selman                     1650 South Dixie Highway
                                            Boca Raton, FL  33432

                            ARTICLE VIII - AUTHORITY

Authority to make and alter Bylaws, to accept and reject subscriptions for shares, to make allotment of shares and to grant rights, options and warrants with respect to shares is vested in the Board of Directors to the full extent provided by law.

                                                /s/ RANDY S. SELMAN
                                                -------------------------
                                                Randy S. Selman


STATE OF FLORIDA                            )
                                            )  SS
COUNTY OF PALM BEACH                        )

The following Articles of Incorporation of Visual Data Corporation were acknowledged before me this 7th day of May, 1993 by Randy S. Selman as incorporator.

                                                /s/ JOANNE M. TEPPER
                                                -------------------------
                                                   Notary Public

My Commission Expires:
[stamped]
NOTARY PUBLIC STATE OF FLORIDA
COMMISSION EXP. DEC. 20, 1994
BONDED THRU GENERAL INS.